UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2010

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12014 (Commission File Number)	84-1169358 (I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina (Address of principal executive offices)	27587 (Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Adoption of Executive Incentive Compensation Plan
     On April 14, 2010, the Board of Directors (the “Board”) of PowerSecure International, Inc., a Delaware corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted and approved the PowerSecure International, Inc. 2010 Executive Incentive Compensation Plan (the “Plan”), effective as of April 14, 2010. The Plan is a cash incentive program designed to motivate participants to perform to the best of their abilities and achieve the Company’s financial and other performance objectives, thereby enhancing stockholder value.
     The Plan was adopted in conjunction with, and as a result of, the amendment and restatement of the Employment and Non-Competition Agreement (the “Employment Agreement”) of Sidney Hinton, the President and Chief Executive Officer of the Company and of its wholly-owned subsidiary PowerSecure, Inc. (the “PowerSecure Subsidiary”). On December 17, 2009, the Board, upon the recommendation of the Compensation Committee, adopted and approved an amendment and restatement of Mr. Hinton’s Employment Agreement, which extended the term of Mr. Hinton’s employment and modified certain other terms and conditions of his employment and compensation thereunder. One of the amendments to the Employment Agreement was the elimination of Mr. Hinton’s prior annual bonus arrangement, which was based on 7% of the adjusted cash flow from operations of the PowerSecure Subsidiary, and the commitment by the Company to replace that bonus arrangement with an annual incentive plan to be based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals of the Company at the time, with an annual bonus target opportunity equal to no less than Mr. Hinton’s annual base salary at the time. The Compensation Committee recommended, and the Board approved, the adoption of the Plan as the means to implement that new incentive arrangement for Mr. Hinton, as well to provide a meaningful incentive arrangement for other executives.
     Under the Plan, the Compensation Committee selects the executives and other key employees of the Company who will be participants in the Plan and eligible to earn awards under the Plan. At the beginning of each performance period, which generally will consist of one fiscal year, the Compensation Committee will establish the performance goals for each participant, the weighting of those performance goals and the awards payable to each participant based on the achievement of those performance goals. The participant’s award opportunity will typically be expressed as a percentage of base salary earned during the applicable performance period. Participants will be eligible to receive an award under the Plan only if and to the extent performance goals predetermined by the Compensation Committee are achieved. The Compensation Committee has the discretion to reduce or eliminate any award under the Plan. In addition, the Board retains authority to pay additional discretionary bonuses outside the Plan if warranted by performance not measured under the Plan.
     The performance goals may be based on corporate financial measures (including but not limited to revenues, operating income, pre-tax income, net income, gross profit, costs, cash position, cash flow, free cash flow, operating cash flow, EBITDA, any of the preceding measures as a percent of sales, earnings per share (before or after taxes), return on assets, return on equity, return on investment, return on sales, total stockholder return and change in Company stock price), other Company and business unit financial objectives, operational efficiency measures, individual performance, and other objectives tied to the Company’s success or such other criteria, qualitative or quantitative, as the Compensation Committee determines in its discretion and judgment. Performance goals and the weighting thereof may differ from participant to participant, from performance period to performance period and from award to award.
     The Compensation Committee will administer the Plan. Subject to the terms of the Plan, the Compensation Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan. The Compensation Committee or the Board generally may amend or terminate the Plan at any time and for any reason.
     The foregoing description of the Plan is qualified in its entirety by reference to, and should be read in conjunction with, the Plan, a copy of which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.
Fiscal Year 2010 Executive Incentive Arrangements
     For fiscal year 2010, the Compensation Committee determined that the participants in the Plan will be Sidney Hinton and Christopher T. Hutter, the Executive Vice President and Chief Financial Officer of the Company. For 2010, the Compensation Committee selected the Company’s consolidated pre-tax earnings per share (“pre-tax EPS”), the Company’s consolidated revenues, and individual performance as the elements that would constitute the performance goals. The Compensation Committee established threshold, target and maximum performance levels for the pre-tax EPS and consolidated revenues goals that, when combined with the incentive opportunity for individual performance, create a target award for Mr. Hinton equal to 100% of his base salary, a threshold award equal to 50% of his base salary and a maximum award payable under the Plan to Mr. Hinton equal to 200% of his base salary. The target award payable to Mr. Hutter for fiscal year 2010 is 50% of his base salary, with a threshold award equal to 25% of his base salary, and a maximum award payable to Mr. Hutter equal to 75% of his base salary.
     The Compensation Committee will determine the actual amount of the incentive award earned by Messrs. Hinton and Hutter for 2010 after December 31, 2010, following the Company’s preparation of its consolidated financial statements for fiscal 2010 and the completion of the audit of those consolidated financial statements by the Company’s independent registered public accounting firm.
     In addition, outside of the executive incentive plan, the Compensation Committee has established a target bonus for 2010 for Mr. Zuiderveen equal to 35% of his base salary, to be awarded on the basis of the Compensation Committee’s qualitative judgment of Mr. Zuiderveen’s individual performance and contribution to corporate performance in 2010, and taking into account the Company’s overall performance in 2010 without being based on any specific financial or quantitative goals, targets or metrics.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

10.1	PowerSecure International, Inc. 2010 Executive Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: April 14, 2010

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